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                                                                     EXHIBIT 99




           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma financial statements that follow are for GTE Corporation
(GTE) and Bell Atlantic Corporation (Bell Atlantic) as of and for the year ended December 31, 1999 in connection with the proposed merger of GTE and Bell Atlantic, taking into account the combination of Bell Atlantic and Vodafone AirTouch plc (Vodafone AirTouch) U.S. wireless assets (the "wireless transaction"). The wireless transaction was consummated on April 3, 2000. Bell Atlantic has supplied all information contained in this Exhibit relating to Bell Atlantic (taking into account the effect of the wireless transaction) and GTE has supplied all information relating to GTE.

The following unaudited pro forma combined condensed financial statements are presented assuming that the merger of GTE and Bell Atlantic will be accounted for as a pooling of interests. Under this method of accounting, the companies are treated as if they had always been combined for accounting and financial reporting purposes. These unaudited pro forma financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and accompanying notes of GTE and Bell Atlantic, which are included in the companies' Annual Reports on Form 10-K for the year ended December 31, 1999. The unaudited pro forma financial information is presented for illustration purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed at the dates indicated. The information does not necessarily indicate the future operating results or financial position of the combined company.

We prepared the following unaudited pro forma financial data by adding or combining the historical amounts of each company (in the case of Bell Atlantic, taking into account the effect of the wireless transaction) and adjusting the combined amounts for significant differences in accounting methods used by each company. These adjustments are described in the accompanying notes to the financial statements. We prepared the unaudited pro forma combined condensed balance sheet by combining the balance sheets of GTE and Bell Atlantic (in the case of Bell Atlantic, taking into account the effect of the wireless transaction) at December 31, 1999. The unaudited pro forma combined condensed statement of income gives effect to the merger as if it had occurred at the beginning of the earliest period presented. The terms of the merger specify that each share of GTE common stock will be converted into the right to receive 1.22 shares of combined company common stock. This exchange ratio was used in computing certain of the pro forma adjustments and in computing share and per share amounts in the accompanying unaudited pro forma financial information.

The unaudited pro forma financial data does not include (a) any dispositions made, consideration received or costs incurred in connection with actions taken with respect to certain overlapping wireless properties as a result of regulatory or contractual issues associated with the GTE-Bell Atlantic merger or the wireless transaction or (b) the proposed initial public offering of a substantial portion of GTE's internetworking business, Genuity Inc.

           Cautionary Statement Concerning Forward-Looking Statements

This pro forma financial information contains forward-looking statements. These statements are based on the Company's estimates and assumptions and are subject to certain risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "estimates," "expects," "hopes," "targets" or similar expressions. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The following important factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements:

o materially adverse changes in economic conditions in the markets served by the Company or by companies in which GTE has substantial investments;

o    material changes in available technology;

o the final resolution of federal, state, and local regulatory initiatives and proceedings, including arbitration proceedings, and judicial review of those initiatives and proceedings, pertaining to, among other matters, the terms of interconnection, access charges, universal service, and unbundled network element and resale rates;

o the extent, timing, success, and overall effects of competition from others in the local telephone and toll service markets;


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o    the success of our efforts to expand service capability in the data communication, long-distance and enhanced services segments of the telecommunications marketplace and to provide a bundle of products and services both in and outside of its traditional service territories;

o the timing of, and regulatory or other conditions associated with, the completion of the merger with Bell Atlantic and our ability to combine operations and obtain revenue enhancements and cost savings following the merger; and

o the ability of Verizon Wireless, the entity created by the wireless transaction, to combine operations and obtain revenue enhancements and cost savings.



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                                COMBINED COMPANY
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                DECEMBER 31, 1999
                                   (UNAUDITED)

                                                        PRO FORMA
                                                        COMBINED         HISTORICAL       PRO FORMA           PRO FORMA
(Dollars in Millions)                                 BELL ATLANTIC(1)      GTE          ADJUSTMENTS          COMBINED
                                                      ----------------  -------------   -------------       -------------
ASSETS
 Current assets
  Cash and temporary cash investments                    $       1,959  $       1,132                       $       3,091
  Receivables, net                                               7,698          5,058                              12,756
  Net assets held for sale                                                      1,802                               1,802
  Other current assets                                           1,994          1,451   $        (232)(4b)
                                                                                                   65 (4e)          3,278
                                                         -------------  -------------   -------------       -------------
                                                                11,651          9,443            (167)             20,927
                                                         -------------  -------------   -------------       -------------
 Plant, property and equipment, net                             44,435         23,233            (166)(4d)         67,502
 Investments in unconsolidated businesses                        7,353          3,932                              11,285
 Intangible assets, net                                         34,669          6,492                              41,161
 Other assets                                                    4,302          7,732                              12,034
                                                         -------------  -------------   -------------       -------------
 Total assets                                            $     102,410  $      50,832   $        (333)      $     152,909
                                                         =============  =============   =============       =============
LIABILITIES AND SHAREOWNERS' INVESTMENT
 Current liabilities
  Debt maturing within one year                          $       5,959  $       9,608                       $      15,567
  Accounts payable and accrued liabilities                       7,116          5,782                              12,898
  Other current liabilities                                      2,182            945   $         143 (4b)          3,270
                                                         -------------  -------------   -------------       -------------
                                                                15,257         16,335             143              31,735
                                                         -------------  -------------   -------------       -------------
 Long-term debt                                                 22,214         13,957                              36,171
                                                         -------------  -------------   -------------       -------------
 Employee benefit obligations                                    9,326          4,418                              13,744
                                                         -------------  -------------   -------------       -------------
 Deferred income taxes                                           9,142          3,406             (63)(4e)         12,485
                                                         -------------  -------------   -------------       -------------
 Deferred credits and other liabilities                          1,172            623                               1,795
                                                         -------------  -------------   -------------       -------------
 Minority interest, including a portion subject to
    redemption requirements                                     24,319          1,266                              25,585
                                                         -------------  -------------   -------------       -------------
Shareowners' investment
 Common stock (2,756,484,606 shares)                               158             50              68 (4a)            276
 Contributed capital                                            18,650          8,680          (2,095)(4a)         25,235
 Reinvested earnings                                             2,806          4,953            (310)(4b)
                                                                                                 (103)(4d)          7,346
 Accumulated other comprehensive income (loss)                     450           (376)                                 74
                                                         -------------  -------------   -------------       -------------
                                                                22,064         13,307          (2,440)             32,931
 Less common stock in treasury, at cost                            640          2,027          (2,027)(4a)            640
 Less deferred compensation - employee
   stock ownership plans                                           444            453                                 897
                                                         -------------  -------------   -------------       -------------
Total shareowners' investment                                   20,980         10,827            (413)             31,394
                                                         -------------  -------------   -------------       -------------
Total liabilities and shareowners' investment            $     102,410  $      50,832   $        (333)      $     152,909
                                                         =============  =============   =============       =============


             See accompanying Notes to Unaudited Pro Forma Combined
                         Condensed Financial Statements.
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                                COMBINED COMPANY
                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
                                   (UNAUDITED)

                                                           PRO FORMA
                                                           COMBINED       HISTORICAL       PRO FORMA           PRO FORMA
(Dollars in Millions, Except Per Share Amounts)        BELL ATLANTIC(1)       GTE         ADJUSTMENTS          COMBINED
                                                       ---------------   -------------   -------------       -------------
Operating revenues                                       $      38,831   $      25,336                       $      64,167
Operating expenses                                              30,990          18,000   $         (36)(4d)         48,954
                                                         -------------   -------------   -------------       -------------
Operating income                                                 7,841           7,336              36              15,213

Income from unconsolidated businesses                              339             432                                 771
Other income and (expense), net                                    185              61                                 246
Interest expense                                                 1,554           1,353                               2,907
Mark-to-market adjustment for exchangeable notes                  (664)                                               (664)
Provision for income taxes                                       2,258           2,291              14 (4e)          4,563
Minority interest income (expense)                                 (54)           (122)                               (176)
                                                         -------------   -------------   -------------       -------------
Income from continuing operations                        $       3,835   $       4,063   $          22       $       7,920
                                                         =============   =============   =============       =============
BASIC EARNINGS PER COMMON SHARE

Income from continuing operations per
  common share                                           $        2.47   $        4.18                       $        2.89
                                                         -------------   -------------   -------------       -------------
Weighted-average shares outstanding (in millions)                1,553             972             214 (4c)          2,739
                                                         -------------   -------------   -------------       -------------
DILUTED EARNINGS PER COMMON SHARE

Income from continuing operations per
  common share                                           $        2.42   $        4.15                       $        2.85
                                                         -------------   -------------   -------------       -------------
Weighted-average shares - diluted (in millions)                  1,583             979             215 (4c)          2,777
                                                         -------------   -------------   -------------       -------------

             See accompanying Notes to Unaudited Pro Forma Combined
                        Condensed Financial Statements.
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      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1 - Pro Forma Combined Bell Atlantic

Represents Bell Atlantic's historical results, taking into account the effect of Bell Atlantic's acquisition of Vodafone AirTouch's U.S. wireless businesses (including Vodafone AirTouch's 50% ownership of PrimeCo Personal Communications, L.P.) using the purchase method of accounting. For additional information, refer to Bell Atlantic's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 11, 2000.

Note 2 - Reclassifications

Reclassifications have been made to the historical financial statements to conform to the presentation expected to be used by the combined company.

Note 3 - Exchange Ratio

The terms of the merger agreement specify that each outstanding share of GTE common stock will be converted into 1.22 shares of combined company common stock. This exchange ratio was used in computing share and per share amounts in the accompanying pro forma financial information.

Note 4 - Pro Forma Adjustments

(a) A pro forma adjustment has been made to reflect the issuance of 1,180 million shares of combined company common stock in exchange for all outstanding shares of GTE common stock as per the exchange ratio stated in
     Note 3, above. The adjustment also reflects the cancellation of shares of GTE treasury stock, but does not reflect the impact of fractional shares.

(b) A pro forma adjustment has been made to reflect direct incremental merger-related costs. Amounts anticipated to be incurred (approximately $143 million) have been shown as an increase to "Other current liabilities." Amounts incurred through December 31, 1999 by GTE and Bell Atlantic (approximately $232 million) have been shown as a reduction to "Other current assets." The after-tax cost of this anticipated charge (approximately $310 million) has been reflected as a reduction in "Reinvested earnings."

(c) Pro forma adjustments have been made to the number of weighted average shares outstanding used in the calculation of basic and diluted earnings per share. The number of weighted average shares outstanding reflects the conversion of shares and share equivalents of GTE common stock into combined company common stock in accordance with the merger agreement.

(d) Pro forma adjustments have been made to conform GTE's accounting policies for certain computer software costs to Bell Atlantic's policies.

(e) Pro forma adjustments have been made for the estimated tax effects of the adjustments discussed in (b) and (d) above.

(f) There are no significant intercompany transactions between GTE and Bell Atlantic.